EXHIBIT 10.35

  PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED  (DESIGNATED BY AN ASTERIX (*) AND
   WHITE SPACE) AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT DATED AUGUST 21, 1997;
                                FILE NO. 0-15609

                               SECOND AMENDMENT TO
                        DEVELOPMENT AND LICENSE AGREEMENT

Effective as of January 17, 1997, Agouron Pharmaceuticals, Inc., a California corporation ("Agouron") and Japan Tobacco Inc., a Japanese corporation ("JT"), for good and valuable consideration, agree as follows:

(Terms containing an initial capitalized letter, except as explicitly otherwise indicated, shall have the meanings stated in the Development and License Agreement, as defined below).

                                   BACKGROUND

Agouron and JT entered into a Development and License Agreement dated December 1, 1994 and the First Amendment to the Development and License Agreement. The Development and License Agreement, as amended is hereinafter referred to as the "D&L Agreement."

The parties have conducted collaborative development activities pursuant to the terms of the D&L Agreement.

Agouron and JT contemplated that a joint venture, to be formed pursuant to the terms of the D&L Agreement, would act as the licensor to implement the commercialization of the Compound and/or Products in the Joint Venture Exclusive Territories. The parties further contemplated that the joint venture would not directly conduct actual manufacturing or sales of the Compound and/or Products but would only manage sublicensing activities for the Compound and/or Products to a number of sublicensees.

A single third party has been identified which desires to sublicense the Product in the Joint Venture Exclusive Territories pursuant to the terms of a Letter of Intent ("LOI") dated January 17, 1997 between such third party (hereinafter referred to as "Third Party Licensee") and Agouron and JT.

                                    AMENDMENT

          Agouron and JT now wish to amend the D&L Agreement as follows:

1. The Joint Venture, as set forth in Attachment 1 to the D&L Agreement, is hereby retroactively dissolved effective as of January 1, 1996.

2. Upon dissolution of the Joint Venture and notwithstanding any other provisions of the D&L Agreement, the rights granted to the Joint Venture shall revert to the parties.

3. Agouron agrees to enter into the LOI under which Agouron will grant to the Third Party Licensee under its applicable intellectual property rights the exclusive right, even as to Agouron (with right of sublicense) to sell the Product in the Field in the Licensed Territory, as such terms are defined in the LOI.

4. JT agrees to enter into the LOI under which JT will grant to the Third Party Licensee under its applicable intellectual property rights the exclusive right, even as to JT, (with right of sublicense) to sell the Product in the Field in the Licensed Territory, as such terms are defined in the LOI.

5. Subject to the terms of the D&L Agreement, Agouron and JT will share obligations and responsibilities related to the license to the Third Party Licensee. Administration of such license will be undertaken in accordance with the procedures established by Section 4.01 of the D&L Agreement by *


6. In the event that the license to the Third Party Licensee terminates or becomes void in the future, JT and Agouron agree that rights to sell the Product in the Field in the Joint Venture Exclusive Territories, as such terms are defined in the LOI, shall *

                                provided,   however,   the   parties   agree  to
         jointly determine *




7. The provisions of Section 2.01(k) are amended to provide that each party hereby *

                                                                              as
          such terms are defined in the LOI.

8.        Section 5.03 is amended to read in full as follows:

                   Section 5.03 Premarketing Expenses. Premarketing Expenses shall mean those
         *




                  Premarketing Expenses shall be deemed to be * and shall be treated in accordance with Attachment 4 to the
          D&L Agreement.

9.        Section 5.04(b) is amended to provide that *









10.       Agouron and JT agree to share the *                        pursuant to
          the provisions of Paragraph 29 of the LOI as follows:  the first *
                                               the remaining *            shall
          be shared  equally by Agouron  and
          JT.

11. Except as modified by the terms contained herein, the provisions of the D&L Agreement shall remain in full force and effect.


AGOURON PHARMACEUTICALS, INC.               JAPAN TOBACCO INC.



By:      /s/ Gary E. Friedman, Esq.       By:      /s/ Tatsuya Yoneyama

Name:    Gary E. Friedman, Esq.           Name:    Tatsuya Yoneyama

Title:   Vice President and               Title:   Vice President,
         General Counsel                           Pharmaceuticvals Div

Date:    1/17/97                          Date:    1/29/1997

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